UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2008

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10B Glenlake Parkway, Suite 300, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-407-3800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Newell Rubbermaid Inc. Management Cash Bonus Plan

On February 13, 2008, the Board of Directors of Newell Rubbermaid Inc. adopted a Management Cash Bonus Plan, effective as of January 1, 2008 (the "Bonus Plan"). The Bonus Plan provides for the payment of annual cash bonuses to eligible employees.

The Bonus Plan is administered by the Organizational Development & Compensation Committee of the Board, which has full authority to select the employees eligible for bonus awards under the Bonus Plan, determine when the employee’s participation in the Bonus Plan will begin, and determine the performance goals pursuant to which bonus amounts will be determined.

For each calendar year, the Committee will establish corporate, group and division performance goals and a bonus payment schedule detailing the amount that may be paid to each participant based upon the level of attainment of the applicable performance goals. The performance goals may be based on one or more of the following business criteria: earnings per share; total shareholder return; cash flow; operating income; sales growth; common stock price; return on equity; return on assets; return on investment; net income; and expense management. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. The performance goals may be particular to one or more subsidiaries, groups or divisions or may be based on the performance of the Company as a whole.

Bonus payments for the 2008 calendar year will be based on a combination of the following business criteria. For Corporate participants, 100% of the bonus payment will be based on the Company’s earnings per share, cash flow and sales growth. For Group participants, 50% of the bonus payment will be based on Corporate performance criteria, and 50% of the bonus payment will be based on Group operating income, cash flow and sales growth. Bonus payments for calendar years subsequent to 2008 will be based on the same performance criteria described above, unless the Committee establishes different criteria.

The bonus amount payable is a percentage of salary based upon an employee’s participation category and the level of attainment of the applicable performance goals, as set forth in the Bonus Plan. Performance below the target levels will result in lower or no bonus payments. The Committee may not increase the amount payable, but has discretionary authority to decrease the amount, in the aggregate or with respect to one or more individual components, taking into account individual and/or corporate performance. No award will be paid for any calendar year or portion thereof to a participant whose employment with the Company terminates during the year for a reason other than retirement, disability, death or other reason approved by the Committee. The Executive Vice President of Human Resources, or the Board in the case of the CEO, retains the right to terminate an employee’s participation in the Bonus Plan at any time, in which case no bonus may be paid.

Because the Bonus Plan is intended to meet the requirements of Section 162(m) of the Internal Revenue Code, it is subject to stockholder approval at the Company's 2008 Annual Meeting of Stockholders. A complete copy of the Bonus Plan is filed with the Current Report as Exhibit 10.1 and incorporated herein by this reference.

Newell Rubbermaid Inc. Long-Term Incentive Plan

On February 13, 2008, the Board also adopted the Long-Term Incentive Plan, which provides a methodology for determining the amount of stock options and restricted stock units made to key employees in 2009 and subsequent years under the Company's 2003 Stock Plan, as amended and restated effective as of February 8, 2006 and further amended August 9, 2006. The program is intended to provide eligible employees long-term incentive compensation with a target value at approximately the 50th percentile of such compensation paid to employees holding comparable job positions at the companies within the Company's general industry group. Of this value, 40% is paid in an award of non-qualified stock options, 30% is paid in an award of time-based restricted stock units, and 30% is paid in an award of performance-based restricted stock units.

The number of shares of common stock subject to stock options granted to each participant is determined by dividing 40% of the participant’s target value by the value of the stock option, as determined by using a modified Black-Scholes methodology. The stock options vest at a rate equal to 33⅓% on each anniversary of the date of grant.

The number of time-based restricted stock units granted to each participant is determined by dividing 30% of the participant’s target value by an amount equal to the fair market value of the common stock on the date of grant, discounted to reflect the potential risk of forfeiture due to the time-based vesting provision. These restricted stock units vest on the third anniversary of the date of grant. At the end of the vesting period, a participant will receive a share of common stock for each restricted stock unit that has vested.

The number of performance-based restricted stock units granted to each participant is determined by dividing 30% of the participant’s target value by an amount equal to the fair market value of the common stock on the date of grant, discounted to reflect the risk of attaining performance goal results at below the target levels as well as the risk of forfeiture. These restricted stock units also vest on the third anniversary of the date of grant. Of this performance-based restricted stock unit grant, 50% is subject to a performance goal based on total shareholder return as compared to the total shareholder return of a comparator group of companies over the three-year vesting period and 50% is subject to a performance goal based on the Company's increase in total shareholder return over the three-year vesting period. At the end of the vesting period, the number of restricted stock units, and thus the number of shares of common stock actually issued to the participant, will be adjusted depending on the level of achievement of the performance goals, to a maximum of 200% of the initial number of performance-based restricted stock units granted and a minimum of 0% of the initial number of performance-based restricted stock units granted.

A complete copy of the Long-Term Incentive Plan is filed with the Current Report as Exhibit 10.2 and incorporated herein by this reference.

Forms of Stock Option Agreements and Form of Restricted Stock Agreement

On February 13, 2008, the Board also approved forms of Stock Option Agreements and a form of Restricted Stock Agreement. The forms were approved pursuant to the Company’s 2003 Stock Plan, as amended and restated February 8, 2006, and further amended August 9, 2006, and are substantially the same as the forms currently on file, except that they contain new vesting provisions for terminations due to retirement. A complete copy of each of the forms of Stock Option Agreement and form of Restricted Stock Agreement is filed with the current report as Exhibit 10.3, 10.4 and 10.5, and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Newell Rubbermaid Inc. Cash Bonus Plan, effective January 1, 2008.

10.2 Newell Rubbermaid Long-Term Incentive Plan under the Newell Rubbermaid Inc. 2003 Stock Plan.

10.3 Form of Stock Option Agreement for Chief Executive Officer under the Newell Rubbermaid Inc. 2003 Stock Plan.

10.4 Form of Stock Option Agreement under the Newell Rubbermaid Inc. 2003 Stock Plan.

10.5 Form of Restricted Stock Agreement under the Newell Rubbermaid Inc. 2003 Stock Plan.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

February 19, 2008	By:	/s/ Dale L. Matschullat

Name: Dale L. Matschullat
Title: Senior Vice President, General Counsel and Corporate Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Newell Rubbermaid Inc. Cash Bonus Plan, effective January 1, 2008
10.2	Newell Rubbermaid Inc. Long-Term Incentive Plan under the Newell Rubbermaid Inc. 2003 Stock Plan
10.3	Form of Stock Option Agreement for Chief Executive Offcer under the Newell Rubbermaid Inc. 2003 Stock Plan.
10.4	Form of Stock Option Agreement under the Newell Rubbermaid Inc. 2003 Stock Plan.
10.5	Form of Restricted Stock Agreement under the Newell Rubbermaid Inc. 2003 Stock Plan.